UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2012

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or othis jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)            Appointment of New Director

On July 31, 2012, the Board of Directors (the “Board”) of Alpha Natural Resources, Inc. (the “Company”) appointed L. Patrick Hassey to the Board, effective August 1, 2012.  Mr. Hassey’s Board committee assignments have not yet been determined.

In connection with his membership on the Board and in keeping with the Company’s non-employee director compensatory arrangements effective for the 2011-2012 Board year, the Board approved (i) a restricted stock unit award pursuant to the Company’s 2012 Long-Term Incentive Plan (the “Plan”) with a grant date fair value of $80,000; (ii) a pro-rated annual equity retainer, pursuant to the Plan, in the form of restricted stock units with a grant date fair value of $73,746, for the period from the date of his appointment until the Annual Meeting of Stockholders expected to be held on May 22, 2013 (the “Annual Meeting”); and (iii) a pro-rated annual cash retainer of $47,835 for the period from his date of appointment until the Annual Meeting.  Restricted stock units generally vest six months after a director’s retirement from the Board.  On August 6, the Company issued a press release announcing Mr. Hassey’s appointment, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description
99.1	Press release dated August 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

August 6, 2012	By:	/s/ Vaughn R. Groves
Name: Vaughn R. Groves
Title: Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release dated August 6, 2012.